UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2009

Borland Software Corporation
 (Exact name of registrant as specified in its charter)

Delaware	001-10824	94-2895440
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8310 North Capital of Texas Highway, Building 2, Suite 100, Austin, Texas	78731
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 340-2200

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2009, Borland Software Corporation (the “Company”) entered into a Second Amendment (the “Second Amendment”) to Agreement and Plan of Merger by and among Bentley Merger Sub, Inc., Micro Focus International plc, Micro Focus (US), Inc. and the Company, dated May 5, 2009, as amended on June 17, 2009 (the “Merger Agreement”). The Second Amendment provides that (i) the merger consideration under the merger agreement increased from $1.15 to $1.50 per share in cash and (ii) the termination fee payable in certain circumstances increased from $4 million to $5.2 million. The Merger Agreement otherwise remains in full force and effect. The Board of Directors of Borland Software approved the Second Amendment on June 30, 2009.

A copy of the Amendment is attached as Exhibit 2.3 to this Form 8-K and this summary is qualified in its entirety by reference to the Amendment.

Item 8.01 Other Events.

On June 30, 2009, our Board approved the Second Amendment described in Item 1.01 of this Form 8-K and determined that the proposal the Company received from the company referred to as Company A to acquire all of the outstanding shares of the Company for consideration of $1.25 per share in cash (as described in the Form 8-K filed with the Securities and Exchange Commission on June 25, 2009) would no longer be reasonably likely to lead to a Superior Proposal (as defined in the Merger Agreement, as amended).

The Company then advised Company A of the determination of the Board that Company A’s proposal was no longer reasonably likely to lead to a Superior Proposal (as defined in the Merger Agreement, as amended) and Company A’s access to the data room was terminated.

Important Additional Information:

All parties desiring details regarding the transaction are urged to review the Merger Agreement, as amended, which is available on the Securities and Exchange Commission’s website at http://www.sec.gov as an attachment to the definitive Proxy Statement on Schedule 14A filed by Borland on June 19, 2009, as further amended by Amendment No. 2 dated June 30, 2009, attached as an Exhibit to the Company’s Form 8-K filed July 1, 2009. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ CAREFULLY THE PROXY STATEMENT AND OTHER FILED DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Shareholders will be able to obtain a free-of-charge copy of the proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Shareholders will also be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Borland, 8310 North Capital of Texas Highway, Building 2 Suite 100, Austin, TX 78731, Attention: Investor Relations, Telephone: (512) 340-1364, or from Borland’s website, http://www.borland.com. Borland and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from shareholders of Borland in favor of the proposed merger. Information regarding Borland’s directors and executive officers is contained in Borland’s definitive Proxy Statement filed with the SEC on June 19, 2009.

Forward-Looking Statements

This document contains certain forward-looking statements about Borland that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that have or may be instituted against Borland and others following announcement of the transaction or the merger agreement; (3) the inability to complete the merger due to the failure to satisfy conditions to completion of the merger; (4) the risk that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; and (5) other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management Discussion and Analysis of Results of Operations and Financial Condition” sections of Borland’s SEC filings. Many of the factors that will determine the outcome of the merger are beyond Borland’s ability to control or predict. Borland undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Exhibit

2.3	Second Amendment to Agreement and Plan of Merger, by and among Bentley Merger Sub, Inc., Micro Focus International plc, Micro Focus (US), Inc. and Borland Software Corporation, dated June 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Borland Software Corporation

June 30, 2009	By:	/s/ Melissa Fruge
Name: Melissa Fruge
Title: VP and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit

2.3	Second Amendment to Agreement and Plan of Merger, by and among Bentley Merger Sub, Inc., Micro Focus International plc, Micro Focus (US), Inc. and Borland Software Corporation, dated June 30, 2009